Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and the Chief Accounting Officer of Protective Life and Annuity Insurance Company, an Alabama corporation, (“Company”) by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint John D. Johns, Steve M. Callaway or Steven G. Walker, and each or any of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign all post-effective amendments to the Registration Statement on Form S-1 to be filed by the Company with respect to the Platinum Series Annuity modified guaranteed annuity product with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933 and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent or any of them which they may lawfully do in the premises or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and seal this 10th day of January, 2006.

/s/ JOHN D. JOHNS	/s/ ALLEN W. RITCHIE
John D. Johns	Allen W. Ritchie

/s/ RICHARD J. BIELEN	/s/ STEVEN G. WALKER
Richard J. Bielen	Steven G. Walker

/s/ R. STEPHEN BRIGGS	/s/ DEBORAH J. LONG
R. Stephen Briggs	Deborah J. Long

WITNESS TO ALL SIGNATURES:

/s/ STEVE M. CALLAWAY
Steve M. Callaway